EXHIBIT 99.1

Broadwind Announces First Quarter 2022 Results

CICERO, Ill., May 06, 2022 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2022.

FIRST QUARTER 2022 RESULTS
(As compared to the first quarter 2021)

  Total revenue of $41.8 million, +28% y/y
  Heavy Fabrications segment revenue of $27.3 million +20% y/y
  Gearing segment revenue of $10.6 million, +98% y/y
  Total net loss of ($2.4 million) or ($0.12) per basic share
  Total orders of $52.7 million, +54% y/y
  Total backlog of $117.1 million, +24% y/y
  Total cash and excess availability of $14.7 million

For the three months ended March 31, 2022, the Company reported total revenue of $41.8 million, an increase of 28% when compared to the prior year period. The Company reported a net loss of ($2.4) million, or ($0.12) per basic share in the first quarter 2022, compared to a net loss of ($1.2) million, or ($0.07) per basic share, in the first quarter 2021.   The Company reported adjusted EBITDA, a non-GAAP measure, of ($0.0) million in the first quarter 2022, compared to $1.2 million in the prior-year period.

During the first quarter 2021, the Company was eligible for the Employee Retention Tax Credit (ERC), as outlined under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).   For the three months ended March 31, 2021, the Company earned $3.4 million in refundable tax credits, which was utilized to offset increased payroll costs resulting from pandemic-related disruptions, while no such tax credits were included in first quarter 2022 results. Excluding the impact of the ERC, first quarter 2022 net income and non-GAAP adjusted EBITDA increased by $2.2 million and $2.1 million, respectively, when compared to the first quarter 2021.

In the Heavy Fabrications segment, first quarter results benefited from a strong sequential improvement in tower sections sold, which was partially offset by supply chain challenges and uncertainty related to renewable energy production tax credits which delayed some customer order activity.   Increased repowering demand contributed to improved capacity utilization at the Company’s production facilities.   In the Gearing segment, first quarter results benefited from sustained demand across legacy energy and mining customers, partially offset by the increased costs of raw materials, freight and labor. In the Industrial Solutions segment, first quarter results were adversely impacted by the timing of projects, resulting in a year-over-year revenue decline, together with a less favorable product mix.

Tower quoting activity increased during the first quarter 2022, as customers began to reserve tower production capacity for the second half of 2022.   To date, the Company has nearly 50% of optimal tower production capacity booked for the full-year 2022.

ORDERS AND BACKLOG

Total orders increased 54% year-over-year to $52.7 million in the first quarter 2022, with significant year-over-year order growth generated by all reporting segments. During the first quarter 2022, Heavy Fabrications segment orders increased by 64% on a year-over-year basis to $34.2 million; Gearing segment orders increased 42% to $14.1 million; and Industrial Solutions segment orders increased 28% to $4.5 million.

Total backlog increased 24% year-over-year to $117.1 million in the first quarter 2022. As of March 31, 2022, Heavy Fabrication segment orders represented approximately 60% of the Company’s total backlog.

MANAGEMENT COMMENTARY

“Commercial demand conditions improved during the first quarter, contributing to significant year-over-year growth in both orders and backlog across each of our reporting segments,” stated Eric Blashford, President and CEO of Broadwind. “Although continued supply chain disruptions, raw materials cost inflation and policy delays have led to challenges across the domestic wind industry, we have successfully reallocated near-term production capacity and other resources toward other growing end-markets where our precision manufacturing expertise is in high demand.”

“Broadwind generated solid year-over-year growth in revenue and adjusted EBITDA in the first quarter 2022, excluding the ERC benefit realized in the first quarter 2021, signaling a stabilization in our business,” continued Blashford. “Within our current forecast, we anticipate improvement in our quarterly financial performance as we move through the remainder of 2022, with expectations for a gradual recovery in tower demand over the next 18-24 months, given current customer quoting activity. Despite a challenging operating environment, we believe we have adequate liquidity to manage our business in 2022.”

“We continue to see strong bipartisan support for a multi-year extension of the Production Tax Credit (PTC), which remains an important catalyst for investment across the renewables space,” continued Blashford. “Assuming the eventual passage of legislation supportive of a PTC extension, we expect to see an acceleration in tower demand, consistent with prior cycles during which prior extensions resulted in incremental growth in domestic wind installation activity.”

“Looking ahead to the remainder of 2022, we anticipate a further acceleration in demand across our power generation, construction and material handling markets,” continued Blashford. “Importantly, as input costs have risen, we’ve been able to successfully pass along price increases in most of our addressable markets, ensuring consistent margin realization on new orders. In the first quarter, gross margin increased 390 basis points on a year-over-year basis to 4.8%, when compared to the first quarter 2021.”

“During a transitional period of muted demand for towers, our diversified end-market exposure has allowed us to successfully weather near-term challenges facing the wind industry,” concluded Blashford. “We continue to reduce non-essential costs across the business, while maintaining adequate liquidity to support growth. At the same time, we’ve continued to invest working capital in new inventory to support increased activity levels across our businesses.”

“For the second quarter 2022, we currently anticipate our non-GAAP adjusted EBITDA to be in a range of $0.4 million to $0.6 million, subject to market conditions,” concluded Blashford.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased by 20% to $27.3 million in the first quarter 2022, as compared to the prior year period. The increase was primarily due to increased repowering demand, together with higher customer activity at the Abilene, Texas facility.   The segment reported an operating loss of ($0.5) million, versus an operating loss of ($1.7) million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.6 million in the first quarter 2022, a decline of $1.2 million versus the first quarter 2021. Excluding the impact of the ERC, first quarter 2022 non-GAAP adjusted EBITDA increased by $1.2 million when compared to the first quarter 2021.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales increased by 98% to $10.6 million in the first quarter 2022, as compared to the prior year period, primarily due to increased demand within the energy and mining markets, which partially offset lower project-driven wind activity. The segment reported an operating loss of ($0.1) million in the first quarter 2022, compared to an operating loss of ($1.0) million in the prior year period. The segment reported non-GAAP adjusted EBITDA of $0.5 million in the current year first quarter, versus $0.3 million in the first quarter 2021. Excluding the impact of the ERC, first quarter 2022 non-GAAP adjusted EBITDA increased by $1.0 million when compared to the first quarter 2021.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales declined 12% to $4.1 million in the first quarter 2022, as compared to the prior year period, primarily driven by the timing of projects. The segment reported an operating loss of ($0.2) million in the first quarter, a decline of $0.2 million versus the prior year period. The segment reported ($0.0) million of non-GAAP adjusted EBITDA in the first quarter, a decline of $0.5 million versus the first quarter 2021. Excluding the impact of the ERC, first quarter 2022 non-GAAP adjusted EBITDA decreased by $0.3 million when compared to the first quarter 2021.

FIRST QUARTER 2022 CONFERENCE CALL

Broadwind will host a conference call today, May 6, 2022, at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	877-407-9716
International Live:	201-493-6779

To listen to a replay of the teleconference, which will be available through May 13, 2022:

Domestic Replay:	844-512-2921
International Replay:	412-317-6671
Conference ID:	13728846

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the CARES Act; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
ASSETS	2022	2021
CURRENT ASSETS:
Cash	$773	$852
Accounts receivable, net	18,898	13,802
Employee retention credit receivable	-	497
Contract assets	3,175	1,136
Inventories, net	39,067	33,377
Prepaid expenses and other current assets	2,482	2,661
Total current assets	64,395	52,325
LONG-TERM ASSETS:
Property and equipment, net	44,545	43,655
Operating lease right-of-use assets	17,588	18,029
Intangible assets, net	3,269	3,453
Other assets	658	585
TOTAL ASSETS	$130,455	$118,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$13,855	$6,650
Current portion of finance lease obligations	2,250	2,060
Current portion of operating lease obligations	1,798	1,775
Accounts payable	26,944	16,462
Accrued liabilities	3,402	3,654
Customer deposits	8,399	12,082
Total current liabilities	56,648	42,683
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	170	177
Long-term finance lease obligations, net of current portion	3,713	2,481
Long-term operating lease obligations, net of current portion	17,951	18,405
Other	180	167
Total long-term liabilities	22,014	21,230
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 20,292,073 and 19,859,650 shares issued as of March 31, 2022 and
December 31, 2021, respectively	20	20
Treasury stock, at cost, 273,937 shares as of March 31, 2022 and December 31, 2021,
respectively	(1,842)	(1,842)
Additional paid-in capital	395,435	395,372
Accumulated deficit	(341,820)	(339,416)
Total stockholders' equity	51,793	54,134
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$130,455	$118,047

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021

Revenues	$41,844	$32,728
Cost of sales	39,832	32,446
Gross profit	2,012	282

OPERATING EXPENSES:
Selling, general and administrative	3,902	4,410
Intangible amortization	183	183
Total operating expenses	4,085	4,593
Operating loss	(2,073)	(4,311)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(345)	(229)
Other, net	21	3,362
Total other (expense) income, net	(324)	3,133

Net loss before provision for income taxes	(2,397)	(1,178)
Provision for income taxes	7	32
NET LOSS	$(2,404)	$(1,210)

NET LOSS PER COMMON SHARE - BASIC:
Net loss	$(0.12)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	19,708	17,178

NET LOSS PER COMMON SHARE - DILUTED:
Net loss	$(0.12)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	19,708	17,178

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,404)	$(1,210)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,519	1,553
Deferred income taxes	(7)	(5)
Change in fair value of interest rate swap agreements	2	5
Stock-based compensation	192	219
Allowance for doubtful accounts	(23)	(218)
Common stock issued under defined contribution 401(k) plan	282	258
Loss (gain) on disposal of assets	3	(23)
Changes in operating assets and liabilities:
Accounts receivable	(5,073)	1,229
Employee retention credit receivable	497	(3,372)
Contract assets	(2,038)	(269)
Inventories	(5,690)	(13,552)
Prepaid expenses and other current assets	179	699
Accounts payable	10,538	7,591
Accrued liabilities	(254)	419
Customer deposits	(3,683)	(1,764)
Other non-current assets and liabilities	(45)	3
Net cash used in operating activities	(6,005)	(8,437)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(492)	(612)
Proceeds from disposals of property and equipment	-	23
Net cash used in investing activities	(492)	(589)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	7,207	3,223
Proceeds from long-term debt	125	595
Payments on long-term debt	(8)	(150)
Principal payments on finance leases	(495)	(339)
Shares withheld for taxes in connection with issuance of restricted stock	(411)	(847)
Proceeds from sale of common stock, net	-	6,101
Net cash provided by financing activities	6,418	8,583
		-

NET DECREASE IN CASH	(79)	(443)
CASH beginning of the period	852	3,372
CASH end of the period	$773	$2,929

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
ORDERS:
Heavy Fabrications	$34,161	$20,797
Gearing	14,061	9,921
Industrial Solutions	4,471	3,496
Total orders	$52,693	$34,214

REVENUES:
Heavy Fabrications	$27,272	$22,777
Gearing	10,584	5,349
Industrial Solutions	4,073	4,604
Corporate and Other	(85)	(2)
Total revenues	$41,844	$32,728

OPERATING (LOSS)/PROFIT:
Heavy Fabrications	$(461)	$(1,700)
Gearing	(112)	(989)
Industrial Solutions	(209)	(14)
Corporate and Other	(1,291)	(1,608)
Total operating profit/(loss)	$(2,073)	$(4,311)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2022	2021
Net Loss	$(2,404)	$(1,210)
Interest Expense	345	230
Income Tax Provision	7	32
Depreciation and Amortization	1,519	1,552
Share-based Compensation and Other Stock Payments	525	613
Adjusted EBITDA (Non-GAAP)	(8)	1,217

Heavy Fabrications Segment	Three Months Ended March 31,
	2022	2021
Net (Loss) Income	$(476)	$921
Interest Expense	140	100
Income Tax Benefit	(126)	(402)
Depreciation	879	944
Share-based Compensation and Other Stock Payments	215	222
Adjusted EBITDA (Non-GAAP)	$632	$1,785

Gearing Segment	Three Months Ended March 31,
	2022	2021
Net Loss	$(136)	$(283)
Interest Expense	47	13
Income Tax Provision	-	3
Depreciation and Amortization	476	458
Share-based Compensation and Other Stock Payments	118	80
Adjusted EBITDA (Non-GAAP)	$505	$271

Industrial Solutions Segment	Three Months Ended March 31,
	2022	2021
Net (Loss) Income	$(225)	$178
Interest Expense	14	14
Income Tax Provision	2	17
Depreciation and Amortization	103	106
Share-based Compensation and Other Stock Payments	60	147
Adjusted EBITDA (Non-GAAP)	$(46)	$462

Corporate and Other	Three Months Ended March 31,
	2022	2021
Net Loss	$(1,567)	$(2,026)
Interest Expense	144	103
Income Tax Provision	131	414
Depreciation and Amortization	61	44
Share-based Compensation and Other Stock Payments	132	164
Adjusted EBITDA (Non-GAAP)	$(1,099)	$(1,301)

CORPORATE CONTACT

Noel Ryan, IRC
investor@bwen.com